EXHIBIT 32.1


                      OFFICERS' SECTION 1350 CERTIFICATIONS

     The undersigned officer of CabelTel International Corporation, a Nevada corporation (the "Company") hereby certifies that:

          (i) The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2007 fully complies with the requirements of
               Section 13(a) of the Securities Exchange Act of 1934, as amended; and

          (ii) The information contained in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2007 fairly presents, in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.

Dated:   November 14, 2007

                               By:  /s/ Gene S. Bertcher
                                   ---------------------------------------------
                                    Gene S. Bertcher, President and
                                    Chief Financial Officer (Principal Executive
                                    and Financial Officer)